                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            COR Therapeutics, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                             COR THERAPEUTICS, INC.
                              256 EAST GRAND AVENUE
                          SOUTH SAN FRANCISCO, CA 94080

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 19, 1998

TO THE STOCKHOLDERS OF COR THERAPEUTICS, INC.:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of COR THERAPEUTICS, INC., a Delaware corporation (the "Company"), will be held on Tuesday, May 19, 1998 at 9:00 a.m. local time at the Embassy Suites Hotel, 250 Gateway Boulevard, South San Francisco, California for the following purposes:

        1. To elect directors to serve for the ensuing year and until their successors are elected.

        2. To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 1998.

        3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

        The Board of Directors has fixed the close of business on Friday, March 27, 1998, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                              By Order of the Board of Directors


                                              /s/ LAURA A. BREGE
                                              ----------------------------------
                                              Laura A. Brege
                                              Secretary
South San Francisco, California
April 20, 1998

        ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                             COR THERAPEUTICS, INC.
                              256 EAST GRAND AVENUE
                          SOUTH SAN FRANCISCO, CA 94080

                                 PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

        The enclosed proxy is solicited on behalf of the Board of Directors of COR THERAPEUTICS, INC., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on Tuesday, May 19, 1998, at 9:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Embassy Suites Hotel, 250 Gateway Boulevard, South San Francisco, California. The Company intends to mail this proxy statement and accompanying proxy card on or about April 20, 1998, to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

        The Company will bear the entire cost of solicitation of proxies including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers, other employees of the Company or, at the Company's request, D.F. King & Co. No additional compensation will be paid to directors, officers or other employees for such services, but D.F. King & Co. will be paid its customary fee, estimated to be approximately $4,000, if it renders solicitation services.

VOTING RIGHTS AND OUTSTANDING SHARES

        Only holders of record of Common Stock at the close of business on Friday, March 27, 1998 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had outstanding and entitled to vote 23,891,174 shares of Common Stock.

        Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

        All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.


                                       1.

REVOCABILITY OF PROXIES

        Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 256 East Grand Avenue, South San Francisco, California 94080, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

        Proposals of stockholders that are intended to be presented at the Company's 1999 Annual Meeting of Stockholders must be received by the Company not later than December 20, 1998 in order to be included in the proxy statement and proxy relating to that Annual Meeting.



                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

        There are eight nominees for the eight Board positions presently authorized by the Board pursuant to the Company's Restated Bylaws ("Bylaws"). Each director to be elected will hold office until the next annual meeting of stockholders and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal. Each of the nominees listed below is currently a director of the Company, all having been elected by the stockholders, except for Dr. Charles J. Homcy. On January 23, 1998, the directors of the Company elected Dr. Homcy to serve as a director of the Company. William H. Younger, Jr. resigned as a director of the Company effective March 20, 1998.

        Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the eight nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

        Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote.

                        THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF EACH NAMED NOMINEE.


                                       2.

NOMINEES

        The names of the nominees and certain information about them are set forth below:

                                                       PRINCIPAL OCCUPATION/
           NAME                          AGE      POSITION HELD WITH THE COMPANY
-------------------------                ---      ------------------------------
Vaughn M. Kailian.....................   53       President and Chief Executive
                                                  Officer

Shaun R. Coughlin, M.D., Ph.D.........   43       Professor, School of Medicine,
                                                  University of California, San
                                                  Francisco

James T. Doluisio, Ph.D...............   62       Dean and Hoecht-Roussel
                                                  Professor of Pharmacy at the
                                                  University of Texas at Austin

Charles J. Homcy, M.D.................   49       Executive Vice President,
                                                  Research and Development

Jerry T. Jackson (1)(2)...............   56       Retired Executive Vice
                                                  President, Merck & Co., Inc.

Ernest Mario, Ph.D (2)................   59       Chairman and Chief Executive
                                                  Officer, ALZA Corporation

Robert R. Momsen(1)(2)................   51       General Partner, InterWest
                                                  Partners

Lloyd Hollingsworth Smith, Jr., M. D..   73       Associate Dean, School of
                                                  Medicine, University of
                                                  California, San Francisco

----------

(1)  Member of the Audit Committee

(2)  Member of the Compensation Committee

        VAUGHN M. KAILIAN has served as President, Chief Executive Officer and a director of the Company since March 1990. From 1967 to 1990, Mr. Kailian was employed by Marion Merrell Dow Inc., a pharmaceutical company, and its predecessor companies, in various general management, product development, marketing and sales positions. Most recently, Mr. Kailian served as Corporate Vice President of Global Commercial Development, Marion Merrell Dow Inc. Prior to serving in that position, Mr. Kailian served as President and General Manager, Merrell Dow USA; Vice President, Marketing and Sales, Merrell Dow USA; and Vice President, Marketing and Sales of Merrell Dow, Europe, Africa and the Middle East. Mr. Kailian is also a director of Amylin Pharmaceuticals and AXYS Pharmaceuticals, Inc.

        SHAUN R. COUGHLIN, M.D., Ph.D., a co-founder of the Company, has been a director of the Company since September 1994. Dr. Coughlin is a Professor of Medicine at the University of California, San Francisco ("UCSF"), and Director of the Cardiovascular Research Institute at UCSF, where he was an Associate Professor of Medicine from 1992 through 1996. Dr. Coughlin has acted as a consultant to the Company since its inception. Dr. Coughlin is also a member of the editorial boards of Trends in Cardiovascular Medicine and Molecular Medicine.

        JAMES T. DOLUISIO, Ph.D., has been a director of the Company since January 1994. Dr. Doluisio has been Dean and Hoecht-Roussel Professor of Pharmacy at the University of Texas at Austin since 1973. From 1990 to 1995, Dr. Doluisio served as Chairman of the United States Pharmacopeial Convention Board of Trustees. From 1967 to 1973, Dr. Doluisio was Professor and Assistant Dean of the College of Pharmacy at the University of Kentucky.

        CHARLES J. HOMCY, M.D., has been a director of the Company since January 1998 and has served as Executive Vice President, Research and Development of the Company since March 1995. From 1994 until he joined the Company, Dr. Homcy was President of the Medical Research Division of American Cyanamid Company-Lederle Laboratories, a pharmaceutical company (now a division of Wyeth-Ayerst Laboratories). From 1990 until 1994, Dr. Homcy was Executive Director of the Cardiovascular and Central Nervous System Research Section at Lederle Laboratories, a pharmaceutical company. From 1991 to 1995, Dr. Homcy also served as an attending physician at The Presbyterian

                                       3.

Hospital, College of Physicians and Surgeons, at Columbia University in New York. From 1979 to 1990, he was an attending physician at Massachusetts General Hospital and an Associate Professor of Medicine at Harvard Medical School.

        JERRY T. JACKSON has been a director of the Company since March 1995. Mr. Jackson was employed by Merck & Co., Inc. ("Merck"), a pharmaceutical company, from 1965 until his retirement in 1995. From 1993 until his retirement, he served as Executive Vice President of Merck. During this time, Mr. Jackson had responsibility for Merck's International Human Health, Worldwide Human Vaccines, the AgVet Division, Astra/Merck U.S. Operations, as well as worldwide marketing. During 1993, he also was President of the Worldwide Human Health Division. Mr. Jackson served as Senior Vice President of Merck from 1991 to 1992, and previously was President of Merck Sharp & Dohme International. Mr. Jackson is also a director of SunPharm Corporation, Molecular Biosystems, Inc., Transcend Therapeutics, Inc. and Crescendo Pharmaceuticals Corporation.

        ERNEST MARIO, Ph.D., has been a director of the Company since September 1995. Dr. Mario has been Chairman and Chief Executive Officer of ALZA Corporation since November 1997 and was CoChairman and Chief Executive Officer of ALZA Corporation from August 1993 to November 1997. From May 1989 to January 1992, he was Chief Executive Officer of Glaxo Holdings in London, and from January 1992 to August 1993, he was its Chief Executive Officer and Deputy Chairman. Prior to 1989, Dr. Mario served as Chairman and Chief Executive Officer of Glaxo, Inc. in the United States. Dr. Mario is also a director of ATL Ultrasound, Inc., Catalytica Inc., ENACT Health Systems, Inc. and Pharmaceutical Product Development, Inc.

        ROBERT R. MOMSEN has been a director of the Company since April 1989. Since 1982, Mr. Momsen has been a general partner of InterWest Partners, a venture capital management firm. Mr. Momsen is also a director of Arthrocare, Inc., Coulter Pharmaceutical, Inc., Innovasive Devices, Inc., Progenitor, Inc., Integ, Inc. and Urologix, Inc.

        LLOYD HOLLINGSWORTH SMITH, JR., M.D., has been a director of the Company since January 1993. Dr. Smith has been Associate Dean of the School of Medicine at UCSF since 1985. From 1964 to 1985, he was a Professor of Medicine and Chairman of the UCSF Department of Medicine.

BOARD COMMITTEES AND MEETINGS

        During the fiscal year ended December 31, 1997, the Board of Directors held six meetings. The Board has an Audit Committee and a Compensation Committee.

        The Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained; and receives and considers the auditors' comments as to financial controls, adequacy of staff, and management performance and procedures in connection with the annual audit and financial controls. During fiscal 1997, the Audit Committee, which was composed of Messrs. Jackson, Momsen and Younger, held one meeting. The Audit Committee is currently composed of Messrs. Jackson and Momsen.

        The Compensation Committee makes recommendations to the Board concerning salaries and incentive compensation for all employees, grants stock options and stock awards to executive officers, employees and consultants under the Company's stock option and award plans and otherwise determines compensation levels, and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee, which is composed of Messrs. Jackson and Momsen and Dr. Mario, held six meetings during fiscal 1997.

                                       4.

        During the fiscal year ended December 31, 1997, each director attended 100% of the aggregate of the meetings of the Board and of the committees on which he served, except for Dr. Doluisio, who attended all but one meeting of the Board, and Mr. Momsen, who attended all but one meeting of the Board and one meeting of the Compensation Committee.

                                   PROPOSAL 2

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

        The Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1998 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company's financial statements since its inception in 1988. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Stockholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

        The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal at the meeting will be required to ratify the selection of Ernst & Young LLP.

                        THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2.




                                       5.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the ownership of the Company's Common Stock as of March 2, 1998 by: (i) each nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

                                                                  BENEFICIAL OWNERSHIP(1)(2)
                                                                  --------------------------
                                                                     NUMBER       PERCENT
BENEFICIAL OWNER                                                    OF SHARES     OF TOTAL
-----------------------------
The Capital Group(3)...........................................     2,747,600       11.54%
      333 South Hope Street
      Los Angeles, CA  90071

T. Rowe Price Associates, Inc.(4)..............................     2,226,359        9.35%
      100 East Pratt Street
      Baltimore, MD 21202

FMR Corporation(5).............................................     1,438,100        6.04%
      82 Devonshire Street
      Boston, MA 02109

Vaughn M. Kailian...............................................      494,132        2.04%
Laura A. Brege..................................................      136,301            *
Charles J. Homcy................................................      127,393            *
Michael M. Kitt ................................................      126,127            *
Mark Perrin ....................................................      100,847            *
Shaun R. Coughlin...............................................       79,921            *
James T. Doluisio...............................................       21,250            *
Jerry T. Jackson................................................       20,416            *
Ernest Mario....................................................       12,916            *
Robert R. Momsen ...............................................       56,079            *
Lloyd Hollingsworth Smith, Jr...................................       25,000            *
All executive officers and directors as a group (13 people)(2)      1,594,086        6.37%

----------
* Less than one percent

 (1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G, if any, filed with the Securities and Exchange Commission ("the SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 23,817,382 shares outstanding on March 2, 1998, adjusted as required by rules promulgated by the SEC.

 (2) Includes shares that certain officers and directors of the Company have the right to acquire within 60 days after the date of this table pursuant to outstanding options, as follows (number of shares): Vaughn M. Kailian, 386,614; Charles J. Homcy, 126,317; Michael M. Kitt, 118,179; Mark D. Perrin, 97,756; Laura A. Brege, 131,943; Shaun R. Coughlin, 54,920; James
      T. Doluisio, 21,250; Jerry T. Jackson, 15,416; Ernest Mario, 12,916; Robert R. Momsen, 21,250; Lloyd Hollingsworth Smith, Jr., 25,000; and all executive officers and directors as a group, 1,189,528.


                                       6.

 (3) Based on a Schedule 13G filed with the SEC on February 11, 1998. Includes 2,747,600 shares (11.54%) beneficially owned by The Capital Group Companies, Inc., of which 1,397,600 shares (5.87%) are beneficially owned by Capital Guardian Trust Company, and 1,350,000 (5.67%) owned by the Capital Research and Management Company, both wholly-owned subsidiaries of The Capital Group Companies, Inc. The Capital Group Companies, Inc., has sole dispositive power over 2,747,600 shares, sole power to direct the voting of 952,000 shares and no power to vote or direct the voting of 1,795,600 shares.

 (4) Based on a Schedule 13G filed the with SEC on February 9, 1998. Includes 2,226,359 (9.35%) shares beneficially owned by T. Rowe Price Associates, Inc. as a result of acting as investment advisor with dispositive power over 2,226,359 shares and power to direct the voting of 1,631,300 shares on behalf of various individual and institutional investors. T. Rowe Price Associates, Inc. disclaims beneficial ownership of all of these shares.

 (5) Based on a Schedule 13G filed with the SEC on February 10, 1998. Includes 1,197,600 shares (5.03%) beneficially owned by Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp., as a result of acting as investment advisor to several investment companies registered under Section 8 of the Investment Company Act of 1940. Also includes 240,500 shares (1.01%) beneficially owned by Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp., as a result of serving as investment manager of institutional accounts. FMR Corp., through its control of Fidelity Management Trust Company, has sole dispositive power over 1,438,100 shares, sole power to direct the voting of 205,500 shares and no power to vote or to direct the voting of 35,500 shares.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1997, all
Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except that three reports, covering three transactions, were filed late by Dr. Doluisio.


                                       7.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

        Directors who are neither employees of nor consultants to the Company ("non-employee directors") receive an annual directors' fee of $10,000, paid on a quarterly basis. In accordance with Company policy, directors may also be reimbursed for certain expenses in connection with attendance at Board and committee meetings. An aggregate of $70,000 was paid to non-employee directors during 1997 for services as directors of the Company.

        Under the 1994 Non-Employee Directors' Stock Option Plan (the "Directors' Plan") each non-employee director of the Company was automatically granted a nonqualified option to purchase 25,000 shares of the Company's Common Stock on the date of adoption of the Directors' Plan or, if later, the date of such non-employee director's election to the Board. The exercise price of options granted under the Directors' Plan is 100% of the fair market value of the Common Stock subject to the option on the date of the option grant. Options granted under the Directors' Plan vest ratably over 60 months and have a term of ten years. During 1997, no options to purchase shares were granted to non-employee directors under the Directors' Plan.

        In 1988, the Company and Dr. Coughlin entered into a consulting agreement which provided that, among other things, Dr. Coughlin would perform consulting services for the Company. In October 1994, the consulting agreement was amended to provide that Dr. Coughlin will receive $1,666 per month for his services as a consultant to the Company. The Company pays Dr. Coughlin's consulting fee directly to UCSF on behalf of Dr. Coughlin. During 1997, UCSF received payments totaling $20,000 on behalf of Dr. Coughlin.

        In January 1993, the Company and Dr. Smith entered into a consulting agreement which provides, among other things, that Dr. Smith will perform consulting services for the Company for ten days each year during the five-year term of the consulting agreement. In consideration of such services, the Company agreed to pay Dr. Smith $1,000 per consulting day, which amount is to be paid in arrears on the last day of each calendar quarter. Dr. Smith received payments totaling $10,000 for services rendered pursuant to the agreement during 1997.



                                       8.

COMPENSATION OF EXECUTIVE OFFICERS

  SUMMARY OF COMPENSATION

        The following table shows, for the fiscal years ended December 31, 1997, 1996 and 1995, compensation awarded or paid to, or earned by the Company's Chief Executive Officer and its four other most highly compensated officers (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                           LONG TERM COMPENSATION
                                                                                           -----------------------
                                                 ANNUAL COMPENSATION                               AWARDS
                                  ----------------------------------------------------     -----------------------
                                                                                           RESTRICTED
                                                                          OTHER ANNUAL        STOCK      SECURITIES      ALL OTHER
                                             SALARY         BONUS         COMPENSATION       AWARDS      UNDERLYING    COMPENSATION
NAME AND PRINCIPAL POSITION       YEAR       ($)(1)        ($)(2)             ($)(3)          ($)(4)     OPTIONS(#)        ($)(5)
---------------------------       ----       -------       -------        ------------     -----------   ----------    -------------
Vaughn M. Kailian                 1997       400,000       128,000               --               --       110,500          1,940
President and Chief               1996       394,167            --               --               --       100,000          1,440
Executive Officer                 1995       327,917        26,233               --           17,255        40,000          3,082

Charles J. Homcy(6)               1997       305,000        73,200          167,629(7)            --       101,500            709
Executive Vice                    1996       302,917            --           21,966(7)            --        20,000            209
President,                        1995       233,333        18,667           16,501(7)        12,276       175,000          1,979
Research and
Development

Mark D. Perrin(8)                 1997       270,000        64,800          193,874(9)            --        93,500            500
Executive Vice                    1996       270,000            --           29,959(9)            --        10,000            500
President,                        1995        31,846         2,293               --            1,473       175,000            108
Commercial Operations

Michael M. Kitt                   1997       212,760        27,233               --           21,959        40,500          1,807
Vice President,                   1996       211,447            --               --               --        20,000          1,307
Clinical Research                 1995       196,167        15,693               --           10,316                        1,548

Laura A. Brege                    1997       200,000        48,000               --               --        69,500          1,214
Senior Vice                       1996       198,917            --               --               --        60,000            962
President, Finance                1995       185,583        14,847               --            9,765        20,000          1,060
and Chief Financial Officer

----------

(1) Includes amounts earned but deferred at the election of the named executive officer.

(2) The Compensation Committee's bonus payments for 1997 are equal to the following percentages of annual compensation earned pursuant to the Company's Incentive Pay Program: 32% for Mr. Kailian; 24% for Dr. Homcy, Mr. Perrin, and Mrs. Brege; and 12.8% for Dr. Kitt. Does not include the value of restricted stock bonus awards granted, which are included under the heading "Restricted Stock Awards" in this table.

(3) As permitted by rules promulgated by the SEC, no amounts are shown with respect to "perquisites" where such amounts for each Named Executive Officer do not exceed the lesser of 10% of such executive's bonus plus salary or $50,000.

(4) Represents the dollar value of the shares awarded. This number is calculated by multiplying the fair market value on the date of grant ($12.66, $9.00, and $8.56 per share in 1997, 1996, and 1995, respectively, based on the average of the high and low sale prices on the date of grant as reported on the Nasdaq National Market) by the number of shares granted. Restricted shares vest annually over three years from the date of grant. At the end of fiscal 1997, the aggregate restricted stock holdings of the Named Executive Officers and the value thereof at year end based on the then fair market value ($22.75, based on the average of the high and low sale prices as reported on the Nasdaq National Market), without giving effect to the diminution of value attributable to the restrictions on such stock, were as follows: $43,976 for Mr. Kailian (1,933 shares), $21,271 for Dr. Homcy (935 shares), $2,616 for Mr. Perrin (115 shares), $26,504 for Dr. Kitt (1,165 shares) and $25,116 for Mrs. Brege (1,104 shares). Dividends on these shares of restricted stock will be paid when, as, and if declared by the Company's Board of Directors. To date, the Company has not paid any dividends and does not anticipate paying any dividends


                                       9.

     on its Common Stock in the foreseeable future.

(5) lncludes premiums on life insurance payable for each Named Executive Officer. Also, includes $500 in matching contributions by the Company to its tax-qualified employee savings and retirement plans for: all Named Executive Officers in 1997; Mr. Perrin and Mrs. Brege in 1996; and Dr. Homcy and Mrs. Brege in 1995.

(6)  Dr. Homcy joined the Company in March 1995.

(7) Consists of reimbursement of expenses paid by the Company in connection with Dr. Homcy's relocation.

(8)  Mr. Perrin joined the Company in November 1995.

(9) Consists of reimbursement of expenses paid by the Company in connection with Mr. Perrin's relocation.


STOCK OPTION GRANTS AND EXERCISES

        The Company has granted stock options to its executive officers and employees under its 1988 Employee Stock Option Plan (the "1988 Employee Plan"), its 1988 Consultant Stock Option Plan (the "1988 Consultant Plan") and its 1991 Equity Incentive Plan (the "1991 Equity Plan"). As of March 2, 1998, options to purchase 416,994 shares were outstanding under the 1988 Employee Plan and options to purchase 68,167 shares were outstanding under the 1988 Consultant Plan. Both of these plans were terminated in 1991. As of March 2, 1998, options to purchase 3,701,786 shares were outstanding under the 1991 Equity Plan, and 945,288 shares remained available for future grants under the 1991 Equity Plan.

        On February 27, 1998 the Company adopted the 1998 Non-Officer Equity Incentive Plan (the "1998 Non-Officer Equity Plan"), with 300,000 shares of Common Stock authorized for issuance under the plan. The 1998 Non-Officer Equity Plan provides for the grant of non-statutory stock options at fair market value to employees of or consultants to the Company who are neither officers nor directors of the Company. As of March 2, 1998, options to purchase 108,000 shares of Common Stock were outstanding, and 192,000 shares remained available for future grants under the 1998 Non-Officer Equity Plan. The 1998 Non-Officer Equity Plan was adopted (i) to provide a means by which selected employees of and consultants to the Company could be given an opportunity to purchase stock in the Company, (ii) to assist in securing and retaining the services of persons capable of filling such positions and (iii) to provide incentives to such persons to exert maximum efforts for the success of the Company. The Company currently uses the 1998 Non-Officer Equity Plan only for stock option grants to employees in its commercial group.

        The following tables show, for the fiscal year ended December 31, 1997, certain information regarding options granted to, exercised by, and held at year end by, the Named Executive Officers:


                                      10.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                               INDIVIDUAL GRANTS
                       -------------------------------------------------------------

                                                                                             POTENTIAL REALIZABLE
                                                PERCENTAGE                                      VALUE AT ASSUMED
                        NUMBER OF            OF TOTAL OPTIONS                                 ANNUAL RATES OF STOCK
                        SECURITIES              GRANTED TO                                    PRICE APPRECIATION FOR
                        UNDERLYING             EMPLOYEES IN    EXERCISE                        OPTION TERM ($)(3)
                          OPTIONS               FISCAL YEAR      PRICE     EXPIRATION       ---------------------------
   NAME                GRANTED(#)(1)              (2)(%)        ($/SH$)        DATE             5%               10%
---------------------  ------------           --------------   ---------   ----------       --------          ---------
Vaughn M. Kailian.....      500                     0.05           9.06       3/07/07          2,850              7,222
                         50,000(4)                  4.78           9.06       3/07/07        284,968            722,165
                         60,000                     5.73          16.66       9/19/07        628,500          1,592,742

Charles J. Homcy......   15,000                     1.43          12.50       1/24/07        117,918            298,827
                            500                     0.05           9.06       3/07/07          2,850              7,222
                         40,000(4)                  3.82           9.06       3/07/07        227,974            577,732
                         46,000                     4.39          16.66       9/19/07        481,850          1,221,102

Mark D. Perrin........   12,500                     1.19          12.50       1/24/07         98,265            249,022
                            500                     0.05           9.06       3/07/07          2,850              7,222
                         40,000(4)                  3.82           9.06       3/07/07        227,974            577,732
                         40,500                     3.87          16.66       9/19/07        424,237          1,075,101

Michael M. Kitt.......    8,000                     0.76          12.50       1/24/07         62,889            159,374
                            500                     0.05           9.06       3/07/07          2,850              7,222
                         32,000                     3.06          16.66       9/19/07        335,200            849,462

Laura A. Brege........    9,000                     0.86          12.50       1/24/07         70,751            179,296
                            500                     0.05           9.06       3/07/07          2,850              7,222
                         30,000(4)                  2.87           9.06       3/07/07        170,981            433,299
                         30,000                     2.87          16.66       9/19/07        314,250            796,371
---------

(1) Reflects options granted to the Named Executive Officers under the 1991 Equity Plan in 1997. The terms of these options are generally consistent with those options granted to other employees under the 1991 Equity Plan, except where noted. Options generally vest in equal monthly installments over a five-year period following the date of grant. The 1991 Equity Plan also contains provisions for the Board of Directors, among other things, to reprice options and to accelerate vesting of options in the event of a change in control of the Company.

(2) Based on options to purchase 1,046,750 shares of Common Stock granted to employees, including executive officers, in the fiscal year ended December 31, 1997.

(3) The potential realizable value is based on the term of the option at the date of the grant (10 years). It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term, and that the option is exercised and sold on the last day of the option term for the appreciated stock price. These amounts represent certain assumed rates of appreciation only and do not reflect the Company's estimate or projection of future stock price performance. Actual gains, if any, are dependent on the actual future performance of the Company's Common Stock. There can be no assurance that the amounts reflected in this table will be achieved.

(4)     This option vests in its entirety on January 31, 2000.


                                       11.

                           AGGREGATED OPTION EXERCISES
                  IN LAST FISCAL YEAR, AND FY-END OPTION VALUES


                                                       NUMBER OF SECURITIES       VALUE OF UNEXERCISED IN-THE-
                         SHARES                       UNDERLYING UNEXERCISED         MONEY OPTIONS AT FY-END
                      ACQUIRED ON    VALUE REALIZED         OPTIONS FY-END         EXERCISABLE/UNEXERCISABLE
      NAME             EXERCISE(#)        ($)        EXERCISABLE/UNEXERCISABLE(#)            ($)(2)
--------------------  ------------   --------------  ---------------------------   --------------------------
Vaughn M. Kailian....    75,000       966,750(1)          372,932 / 237,568           5,993,192 / 2,748,155
Charles J. Homcy.....       ___           ___             106,549 / 189,951           1,095,218 / 1,992,565
Mark D. Perrin.......       ___           ___              79,189 / 199,311             899,233 / 2,195,347
Michael M. Kitt......       ___           ___             110,353 /  50,147             933,645 /   433,950
Laura A. Brege.......       ___           ___             124,747 / 135,857           1,073,637 / 1,630,262

----------

(1) Fair market value of the Company's Common Stock on the date of exercise ($13.19, based on the average of the high and the low sale prices as reported on the Nasdaq National Market), less the exercise price and multiplied by the number of shares exercised.

(2) Fair market value of the Company's Common Stock on December 31, 1997 ($22.75, based on the average of the high and the low sale prices as reported on the Nasdaq National Market), less the exercise price and multiplied by the number of shares.



                                      12.

                              COMPENSATION COMMITTEE REPORT (1)

    The Compensation Committee (the "Committee") consists of Jerry T. Jackson, Robert R. Momsen and Ernest Mario, Ph.D., none of whom is an employee of the Company. The Committee is responsible for setting the Company's policies regarding compensation for all employees and executive officers and for administering the Company's 1998 Non-Officer Equity Plan, 1991 Equity Plan and 1991 Stock Purchase Plan. In particular, the Committee evaluates the performance of management and determines the compensation of executive officers.

    The Company's executive compensation philosophy is to attract and retain executive officers capable of leading the Company to fulfillment of its business objectives by offering competitive compensation opportunities that reward individual contributions as well as corporate performance. Accordingly, the Company's executive compensation policies include:

o competitive pay practices, taking into account the pay practices of life science and pharmaceutical companies with which the Company competes for talented executives, with special weight to California companies of comparable size;

o annual incentive programs which are designed to encourage executives to focus on the achievement of specific short-term strategic goals, as well as longer-term corporate objectives; and

o equity-based incentives designed to motivate executives over the long term, to align the interests of management and stockholders and to ensure that management is appropriately rewarded for benefits which it achieves for the Company's stockholders.

    Total compensation for the Company's executive officers includes a base salary component and may include two other components: annual incentives and long-term incentives. Annual incentive compensation may consist of cash incentive bonuses and stock bonus or restricted stock bonus awards, or other equity components, each based on satisfying corporate goals established for the year by the Committee, as well as on meeting individual performance objectives. In addition, executive officers of the Company may receive long-term incentive compensation in the form of grants of options to purchase shares of the Company's Common Stock, with exercise prices typically set at fair market value on the date of grant. Restricted stock bonus awards may also provide long-term incentives for executives.

    In the biopharmaceutical industry, traditional measures of corporate performance, such as earnings per share or sales growth, may not readily apply in reviewing performance of executives. Rather, at the Company's current stage of development, in determining the compensation of the Company's executives, the Committee looks to other indicia of performance, such as the progress of the Company's research and development programs, regulatory developments and corporate development activities, as well as the Company's success in securing capital sufficient to assist the Company in completing product development and achieving product revenues.

----------

    (1) The material in this report is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.


                                      13.

    As a result, in many instances these qualitative factors necessarily involve a subjective assessment by the Committee of corporate performance. Moreover, the Committee does not base its considerations on any single performance factor nor does it specifically assign relative weights to factors, but rather considers a mix of factors and evaluates Company and individual performance against that mix. In addition, total compensation paid by the Company to its executive officers is designed to be comparable to compensation packages paid to the management of other companies of comparable size in the biopharmaceutical industry. Toward that end, the Committee may review both independent survey data as well as data gathered internally.

    In January 1997, the Committee met to consider the compensation of the Company's executive officers for fiscal 1997. The Committee considered a variety of factors, including both individual and corporate factors, in evaluating the performance of the Company's executive officers. The Committee reviewed the results of independent surveys that provided information regarding management compensation for approximately 200 companies in the biopharmaceutical industry, categorized by geographic area and management position. The surveys included a broader group of companies than those companies included in the American Stock Exchange Biotechnology Index used in the performance measurement comparison graph included in this proxy statement. The Committee also reviewed other publicly available information, gathered informally, pertaining to compensation of executive officers in the biopharmaceutical industry. For 1997, the Committee determined that the compensation of Mr. Kailian and the other executive officers should continue at 1996 levels, reflecting, in part, the issues the Company would face in 1997.

    The Company has used the grant of stock options under its 1991 Equity Plan to underscore the common interests of stockholders and management. Options granted to executive officers are intended to provide a continuing financial incentive to maximize long-term value to stockholders and to help make the executive's total compensation opportunity competitive. In addition, because stock options generally become exercisable over a period of several years, options encourage executives to remain in the long-term employ of the Company. In determining the size of an option to be granted to an executive officer, the Committee takes into account an officer's position and level of responsibility within the Company, the officer's existing stock and unvested option holdings, and the potential reward to the officer if the stock price appreciates in the public market. In 1997, the Committee granted to Mr. Kailian, the Company's Chief Executive Officer, options to purchase an aggregate of 110,500 shares of Common Stock, at exercise prices ranging from $9.06 to $16.66 per share, the fair market value on the dates of the grants. Of the options granted to Mr. Kailian, 50,000 do not vest until January 31, 2000, and the remainder vest monthly over five years from the date of grant. The Committee granted to each of the other executive officers of the Company options to purchase between 60,500 and 86,500 shares of Common Stock at exercise prices ranging from $9.06 to $16.66 per share, the fair market value on the dates of the grants. Of the options granted to each of the other executive officers of the Company, between 30,000 and 40,000 granted to each such officer do not vest until January 31, 2000, and the remainder vest monthly over five years from the dates of grants.

    The Committee also approved a 1997 Incentive Pay Program for executive officer pay, which provides for the payment of cash bonuses to the executive committee. Mr. Kailian was eligible to receive cash bonuses of up to 40% of his eligible 1997 compensation, and the other executive officers were eligible to receive cash bonuses of up to 30% of their eligible 1997 compensation, if the Company achieved its goals for 1997. Determinations of the amount of cash bonuses eligible to be awarded under the 1997 Incentive Pay Program were based on the extent of achievement of certain corporate goals established by the Board for 1997 and on individual performance objectives. The goals established for the 1997 Incentive Pay Program were: (i) progress toward clinical, regulatory and commercial goals in development programs; (ii) progress in connection with collaborative relationships; (iii) effective implementation of the planned growth of the Company; (iv) continued advances toward project goals in research and development programs; and (v) expansion of technological capabilities.


                                      14.

    In January 1998, the Committee met to evaluate performance against the goals established for the 1997 Incentive Pay Program. The Committee determined that, although not all 1997 corporate objectives were fully satisfied, the Company had success in achieving most of its objectives. As a result, based on corporate performance, the Committee recommended that Mr. Kailian receive a cash bonus of 32% of his eligible compensation, and that other individual executive committee members receive cash bonuses of 24% of each such officer's eligible 1997 compensation.

    The Committee has not adopted a policy with respect to the application of
Section 162(m) of the Internal Revenue Service Code of 1986, as amended, which generally imposes an annual corporate deduction limitation of $1,000,000 on the compensation of certain executive officers. However, pursuant to Section 162(m), compensation from options granted under 1991 Equity Plan at no less than 100% of fair market value may be excluded from the Section 162(m) limitations.

        Jerry T. Jackson         Robert R. Momsen         Ernest Mario, Ph.D.


                                      15.

PERFORMANCE MEASUREMENT COMPARISON (1)

        The following graph shows total stockholder return of the CRSP Total Return Index for the Nasdaq Stock Market (United States Companies) ("Nasdaq Index"), the American Stock Exchange ("AMEX") Biotechnology Index and the Company.

             COMPARISON OF TOTAL CUMULATIVE RETURN ON INVESTMENT(2)

                           COR          AMEX          NASDAQ
                         ------        ------         ------
         12/31/92        100.00        100.00         100.00
          1/31/93        106.67         87.41         102.86
          2/28/93         74.17         69.68          99.09
          3/31/93         71.67         67.61         101.95
          4/30/93         95.00         67.23          97.71
          5/31/93        103.33         69.58         103.48
          6/30/93         88.33         68.20         103.99
          7/31/93         85.00         62.35         104.10
          8/31/93         86.67         66.64         109.73
          9/30/93         91.67         65.25         112.68
         10/31/93        110.83         73.95         115.11
         11/30/93         91.67         71.26         111.44
         12/31/93        100.83         67.85         114.75
          1/31/94        105.00         71.06         118.25
          2/28/94         90.00         63.88         117.07
          3/31/94         79.17         53.93         109.82
          4/29/94         81.67         51.00         108.40
          5/31/94         62.50         55.02         108.60
          6/30/94         78.33         46.88         104.29
          7/29/94         81.67         46.58         106.68
          8/31/94         98.33         56.48         113.10
          9/30/94        101.67         53.33         112.90
         10/31/94         86.67         49.08         114.85
         11/30/94         89.17         49.75         110.84
         12/30/94         73.33         48.09         111.08
          1/31/95         86.67         47.41         111.56
          2/28/95         90.00         48.61         117.25
          3/31/95         86.67         45.45         120.72
          4/30/95        110.00         46.97         124.67
          5/31/95        103.33         45.57         127.72
          6/30/95         59.58         52.71         137.89
          7/31/95         67.50         57.20         147.90
          8/31/95         77.50         64.79         150.69
          9/29/95         74.17         66.92         154.15
         10/31/95         69.17         61.42         153.05
         11/30/95         73.33         63.84         156.47
         12/29/95         55.83         78.39         155.42
          1/31/96         69.17         84.56         156.56
          2/29/96         69.59         81.12         162.50
          3/29/96         77.83         79.01         162.70
          4/30/96         70.83         87.69         175.87
          5/31/96         67.50         91.22         183.68
          6/28/96         75.83         82.44         175.05
          7/31/96         50.83         68.08         159.63
          8/31/96         65.42         75.37         168.62
          9/30/96         66.67         82.06         181.24
         10/31/96         60.00         77.68         180.44
         11/29/96         70.83         79.03         190.95
         12/31/97         65.83         84.56         190.71
          1/31/97         90.83         97.36         203.83
          2/28/97         62.50         96.00         193.37
          3/31/97         63.33         85.27         180.47
          4/30/97         50.83         76.24         186.24
          5/30/97         59.58         85.74         206.86
          6/30/97         70.83         82.52         213.02
          7/31/97         71.67         81.45         235.44
          8/29/97        110.00         87.67         234.48
          9/30/97        110.83        103.83         249.01
         10/31/97        148.75         97.53         235.41
         11/28/97        151.67         95.38         236.44
         12/31/97        150.00         94.78         231.97

----------

(1) This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

(2) The total return on investment (change in stock price plus reinvested dividends) for the Company, the Nasdaq Index and for the AMEX Biotechnology Index, based on December 31, 1992 = $100. The AMEX Biotechnology Index is calculated using an equal-dollar weighting methodology.

                                      16.

                              CERTAIN TRANSACTIONS

        The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings to which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company's Bylaws.

                                  OTHER MATTERS

        The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                             By Order of the Board of Directors



                                            /s/ LAURA A. BREGE
                                            -----------------------
                                            Laura A. Brege
                                            Secretary

April 20, 1998

               A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SEC ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: INVESTOR RELATIONS, COR THERAPEUTICS, INC., 256 EAST GRAND AVENUE, SOUTH SAN FRANCISCO, CA 94080.










[LOGO]


                                      17.

PROXY
COR THERAPEUTICS, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 19, 1998

The undersigned hereby appoints Vaughn M. Kailian and Laura A. Brege, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of COR Therapeutics, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of COR Therapeutics, Inc. to be held at the Embassy Suites Hotel, 250 Gateway Boulevard, South San Francisco, California on Tuesday, May 19, 1998 at 9:00 a.m. local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

Unless a contrary directions is indicated, this Proxy will be voted for all nominees listed in Proposal 1 and for Proposal 2 as more specifically described in the Proxy Statement. If specific instructions are indicated, this Proxy will be voted in accordance therewith.

(Continued and to be signed on other side)

The Board of Directors recommends a vote for the nominees for director listed below.

Proposal 1:    To elect directors to hold office until the next Annual
               Meeting of Stockholders and until their successors are elected.

For all nominees listed (except as marked to the contrary below):

WITHHOLD AUTHORITY to vote for all nominees listed below:

Nominees: Vaughn M. Kailian, Shaun R. Coughlin, James T. Doluisio, Charles J.
          Homcy, Jerry T. Jackson, Ernest Mario, Robert R. Momsen, and Lloyd Hollingsworth Smith, Jr.

To withhold authority to vote for any nominee(s), write such nominee(s) name(s) below:

The Board of Directors recommends a vote for Proposal 2.

Proposal  2:   To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 1998.

DATED                               , 1998

SIGNATURE(S)

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized by person.

Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

PROXY
                             COR THERAPEUTICS, INC.

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 19, 1998


The undersigned hereby appoints Vaughn M. Kailian and Laura A. Brege, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of COR Therapeutics, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of COR Therapeutics, Inc. to be held at the Embassy Suites Hotel, 250 Gateway Boulevard, South San Francisco, California on Tuesday, May 19, 1998 at 9:00 a.m. local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

                   (Continued and to be signed on other side)

                                                                                                            Please mark       [X]
                                                                                                            your votes as
                                                                                                            indicated in
                                                                                                            this example.

The Board of Directors recommends a vote for the nominees for director listed below.

                                                                                     For all nominees              WITHHOLD
                                                                                     listed (except as             AUTHORITY
                                                                                       marked to the            to vote for all
                                                                                      contrary below):       nominees listed below:

Proposal 1: To elect directors to hold office until the next
            Annual Meeting of Stockholders and until their successors are elected.

Nominees:   Vaughn M. Kailian, Shaun R. Coughlin, James T. Doluisio,
            Charles J. Homcy, Jerry T. Jackson, Ernest Mario,
            Robert R. Momsen, and Lloyd Hollingsworth Smith, Jr.                           [ ]                       [ ]

To withhold authority to vote for any nominee(s), write such nominee(s) name(s) below:

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The Board of Directors recommends a vote for Proposal 2.
                                                                                     FOR             AGAINST            ABSTAIN

Proposal 2: To ratify the selection of Ernst & Young LLP as                          [ ]               [ ]                [ ]
            independent auditors of the Company for its
            fiscal year ending December 31, 1998.

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                                                                   Dated                                              , 1998
                                                                         ---------------------------------------------

                                                                   Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each
                                                                   should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation please give full corporate names and have a duly authorized officer sign, stating title. If signer is a
                                                                   partnership, please sign in partnership name by authorized person.


Please vote, date and properly return this proxy in the enclosed envelope which is postage prepaid if mailed in the United States.


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